                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report:  May 6, 1999
                (Date of earliest event reported:  May 5, 1999)

                                 XOOM.COM, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                 000-25139                     88-0361536
(State or other jurisdiction of             (Commission File Number)  (IRS Employer Identification No.)
       incorporation)

          300 Montgomery Street, Suite 300, San Francisco, California        94104
               (Address of Principal Executive Offices)                    (Zip Code)

                                 (415) 288-2500
              (Registrant's telephone number, including area code)

                                Not applicable.
         (Former name or former address, if changed since last report)

     Item 5.  Other Events.

     Pursuant to a Limited Liability Interest Purchase Agreement, entered into by and among the Company, Netfloppy.com, LLC, a limited liability company organized under the laws of the Commonwealth of Virginia ("Netfloppy"), and the sellers named therein and dated as of May 5, 1999, the Company acquired all of the outstanding limited liability interests of Netfloppy. The consideration paid by the Company in connection with the acquisition consisted of approximately $560,000 in cash and 15,060 shares of newly issued common stock of the Company. Netfloppy provides online data storage services.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              XOOM.COM, INC.




                              By:   /s/ Rajesh A. Aji
                                  -------------------
                                    Rajesh A. Aji
                                    Vice President, Corporate and Legal Affairs,
                                    General Counsel and Assistant Secretary

Date:  May 6, 1999